EXHIBIT 99.1

American Science and Engineering, Inc. Receives $34.9 Million Order for
Z Portal Screening Systems

Z Portal Vehicle Screening Systems to be deployed on Multiple Border Crossings

BILLERICA, Mass. — September 26, 2011 — American Science and Engineering, Inc. (“AS&E”) (NASDAQ:ASEI), a leading worldwide supplier of innovative X-ray detection solutions, announced that the Company has been awarded a $34.9 million order for multiple Z Portal® vehicle screening systems. The Z Portal systems will be deployed by officials at multiple border crossings to inspect vehicles and trucks.

“The Z Portal systems will provide our customer with advanced technology to quickly and easily detect narcotics, terrorist weapons, and other contraband,” said Anthony Fabiano, President and CEO. “We’re working very closely with border officials to meet their detection and performance requirements using our unique Z Backscatter™ technology for border security. The high-throughput and highly effective Z Portal systems offer a comprehensive inspection solution to quickly, effectively, and safely inspect a high volume of cars and trucks at multiple border crossings. This order reinforces the effectiveness of this product in meeting critical detection needs for border security. We are honored to receive this sizeable order from our repeat customer.”

About Z Portal System: Multi-view, High-throughput, Drive-through Detection Capability

AS&E’s Z Portal system is a multi-view, drive-through screening system capable of scanning cars, vans, trucks, and their cargo for concealed threats and contraband. With its compact profile, the Z Portal system is ideal for high-traffic locations with space constraints and a high-throughput requirement. The Z Portal system is safe for drivers, operators, cargo, and the environment. The screening system is available in two sizes — one for large trucks, buses, and cargo vehicles, and a smaller size for passenger vehicles.

About AS&E

American Science and Engineering, Inc. (AS&E) is a leading worldwide supplier of innovative X-ray inspection systems. With over 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), and North Atlantic Treaty Organization (NATO), UK Border Agency (UKBA). For more information on AS&E products and technologies, please visit www.as-e.com.

Public Relations Contact:
Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
978-440-8392	978-262-8700
dana@redjavelin.com	lberman@as-e.com

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;   future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time,  the company’s cash flows from operations and market and general economic conditions,. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K,  which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.

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